                                                                     Exhibit 10k

                         BELL ATLANTIC RETIREMENT PLAN
                             FOR OUTSIDE DIRECTORS

                         Restated as of January 1, 1996
              to incorporate amendments through December 31, 1995

                            Article 1:  INTRODUCTION

     This Plan is maintained by Bell Atlantic Corporation and its Operating Telephone Companies for the benefit of Outside Directors (and their Beneficiaries) who are, or have been, members of the Bell Atlantic Board or an Operating Telephone Company Board (each, a "Participating Board"), and who retire from (or otherwise cease to serve as a director on) a Participating Board at any time on or after January 1, 1987. The Plan shall be maintained according to the terms of this document, as it may be amended from time to time.

     This Plan represents the merger of eight plans which were formerly maintained separately by Bell Atlantic Corporation and the seven Operating Telephone Companies. The merger of the Plan is not intended to alter the authority of each Participating Board to determine independently the level of directors' fees and other compensation and perquisites for its Outside Directors.

                            Article 2:  DEFINITIONS

     2.1 DEFINITIONS. When used in this document, the following words and phrases shall have the meaning assigned to them, unless the context clearly indicates otherwise:

     (a) AFFILIATED COMPANY means Bell Atlantic and any direct or indirect subsidiary of Bell Atlantic.

     (b) BELL ATLANTIC means Bell Atlantic Corporation, a Delaware corporation, which maintains its principal offices in Philadelphia, Pennsylvania.

     (c) BELL ATLANTIC BOARD means the board of directors of Bell Atlantic.

     (d) BENEFICIARY means the person or persons, natural or otherwise, designated by an Outside Director under Section 4.2 to receive any death benefit payable under Section 4.1.

     (e) OPERATING TELEPHONE COMPANY means, with reference to any time period before or after divestiture, any of the following companies:
          .  Bell Atlantic - Delaware, Inc.;
          .  Bell Atlantic - Maryland, Inc.;
          .  Bell Atlantic - New Jersey, Inc.;
          .  Bell Atlantic - Pennsylvania, Inc.;
          .  Bell Atlantic - Virginia, Inc.;
          .  Bell Atlantic - Washington, D.C., Inc.; and
          .  Bell Atlantic - West Virginia, Inc.

     (f) OPERATING TELEPHONE COMPANY BOARD shall mean the board of directors of any Operating Telephone Company, as any such board may be or may have been constituted either before or after divestiture.

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RETIREMENT PLAN - OUTSIDE DIRECTORS PAGE 1              RESTATED JANUARY 1, 1996

     (g) OUTSIDE DIRECTOR means a person who (at the time of reference) served or is serving as a director on a Participating Company Board, and who, at such time, is not an employee of the Participating Company or any Affiliated Company.

     (h) PARTICIPANT means an Outside Director who has satisfied the eligibility requirements of Section 3.1 hereof.

     (i) PARTICIPATING COMPANY means Bell Atlantic and each Operating Telephone Company.

     (j) PARTICIPATING COMPANY BOARD means the Bell Atlantic Board and each Operating Telephone Company Board.

     (k) PLAN means this Bell Atlantic Retirement Plan for Outside Directors, as set forth in this document and as it may be amended by the Bell Atlantic Board from time to time.

     (l) PLAN ADMINISTRATOR shall mean the Assistant Vice President - Compensation and Benefits of Bell Atlantic Network Services, Inc., or the person to whom that individual delegates responsibility for administering this Plan, as more fully described in Section 5.3.

     (m) POST-1/1/96 OUTSIDE DIRECTOR shall mean (a) each Outside Director who is first elected to the Bell Atlantic Board on or after January 1, 1996, and (b) each existing Outside Director as of December 31, 1995 who elected in January 1996 to forfeit his or her accrued pension benefit under this Plan in exchange for the right to participate in stock option grants for Post-1/1/96 Outside Directors under the Bell Atlantic Stock Compensation Plan for Outside Directors.

     (n) PREDECESSOR PLAN means any of the eight retirement plans for Outside Directors which were formerly maintained separately by the Participating Companies and which were merged into this Plan effective as of April 1, 1989.

                        Article 3:  RETIREMENT BENEFITS

     3.1 ELIGIBILITY. An Outside Director, except a Post-1/1/96 Outside Director, shall become a Participant upon the completion of five (or more) twelve-month periods of service (whether or not such periods are consecutive) as an Outside Director, whether such service is rendered on one Participating Company Board or a combination of two or more Participating Company Boards; provided, however, that solely those periods of service as a non-employee director (and not periods of service when such director was concurrently employed by the Participating Company or any Affiliated Company) shall be counted for purposes of eligibility and benefit accrual under this Plan. For the period ending with the date on which an Outside Director ceases to serve on any and all Participating Company Board's, any final fraction of a year shall be rounded up to the next whole year in the same manner provided in Section 3.3. Notwithstanding the other provisions of this Section 3.1, any Outside Director who resigns or retires from an Operating Telephone Company Board at any time in 1994 or 1995 shall be deemed to satisfy the eligibility requirements of this
Section 3.1. Any Post-1/1/96 Outside Director who is first elected to the Bell Atlantic Board on or after January 1, 1996, shall at no time be eligible to participate in this Plan. Any Post-1/1/96 Outside Director who was first elected to the Bell Atlantic Board prior to January 1, 1996, and who elected on or before January 22, 1996 to surrender the right to participate in this Plan, shall cease to be eligible to participate in this Plan, and shall forfeit all accrued benefits under this Plan, as of Januaury 22, 1996.

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RETIREMENT PLAN - OUTSIDE DIRECTORS PAGE 2              RESTATED JANUARY 1, 1996

     3.2 WHEN PAYABLE.

     (a) NORMAL PENSION: A Participant shall be entitled to a normal pension benefit (a "Normal Pension") commencing on the first business day of the calendar quarter next following the latest of (a) the Participant's retirement from, or other cessation of service as a director on, a Participating Company Board, (b) attainment of age 65, or (c) the first anniversary of the date of delivery of the Participant's written notice of his or her election of the form and timing of the benefit distribution pursuant to Section 3.5.

     (b) DEFERRED PENSION: A Participant may elect, at the time and in the manner described in Section 3.5(a), to defer the commencement date for the distribution of benefits under this Plan to the first business day of January of the year next following the later of the date on which such Participant attains age 70, or the date of cessation of service as a director on a Participating Company Board. In the case of such a "Deferred Pension," the amount of the benefit shall be the Normal Pension amount increased by the product of (A) nine percent (9%) for each year (and by 0.75% for each month in excess of a whole number of years), times (B) the number of years (and months) from the date on which a Normal Pension would have commenced for such Participant (in the absence of such a deferral) to the Deferred Pension commencement date.

     (c) EARLY PENSION: A Participant may elect, at the time and in the manner described in Section 3.5(a), to receive a reduced pension benefit (an "Early Pension") commencing on the first business day of the calendar quarter next following the latest of (a) the Participant's cessation of service as a director on the Participating Company Board, (b) the date on which the Participant attains age 55 (but has not yet attained age 65), or (c) the first anniversary of the date of delivery of the Participant's written notice of his or her election of the form and timing of the benefit distribution pursuant to Section
3.5. In such a case, the amount of such Early Pension benefit shall be the Normal Pension amount reduced by the product of (A) six percent (6%) for each year (and 0.5% for each month in excess of a whole number of years), times (B) the number of years (and months) from the Early Pension commencement date to the date on which a Normal Pension would have commenced for such Participant (in the absence of such an election).

     (d) SUSPENSION OF BENEFITS.

         (1) SUSPENSION. The payment of pension benefits under this Plan shall be suspended throughout any period (and no cash-out under this Plan shall then be paid) when the Participant is serving as an Outside Director on a Participating Company Board.

         (2) RESUMPTION OF BENEFIT. Subsequent to any such period of benefit suspension for service on a Participating Company Board, such Participant's pension benefit under this Plan shall be recalculated with reference to all service as an Outside Director, including the directors' retainer earned and the years of service accrued during such period of benefit suspension, and the Participant's pension benefit shall be paid or resumed at the newly calculated higher rate.

   (e)   NON-DUPLICATION OF BENEFITS.

         (1) BENEFITS UNDER ONLY ONE PENSION PLAN. A Participant who at any time would be eligible for benefits under this Plan and under any of the Predecessor Plans shall receive benefits solely under this Plan. The benefit under this Plan shall, however, take account of all service rendered as an Outside Director for all Participating Companies.

         (2) BENEFITS MAY NOT EXCEED 100 PERCENT. In the event that (i) a Participant is paid a cash-out distribution under this Plan or any of the Predecessor Plans, and

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RETIREMENT PLAN - OUTSIDE DIRECTORS PAGE 3              RESTATED JANUARY 1, 1996

(ii) such a Participant subsequently serves as an Outside Director on a Participating Company Board, then the sum of the percentage amounts utilized for purposes of calculating such Participant's benefits under Section 3.3 of this Plan and the corresponding provision of any other such plan shall not exceed 100 percent.

     (f) DEFERRED COMPENSATION PLAN. Nothing in this Plan shall affect eligibility for or benefits under the Bell Atlantic Deferred Compensation Plan for Outside Directors or any predecessor of that merged plan.

     3.3 AMOUNT. A Participant's Normal Pension, as defined in Section 3.2(a), shall be an annual amount equal to the product of (A) 10 percent, times (B) the rate of the Participant's annual directors' retainer (exclusive of meeting fees or committee chairmen's retainers) which is prevailing at the time the Participant retires from (or otherwise ceases to serve on) the Participating Company Board as an Outside Director, times (C) the number of terms of service (rounding up any fraction of a one-year term as though it were a whole term), not to exceed 10, that such Participant has then rendered as an Outside Director
-------------
on all Participating Company Boards.

     3.4 FORFEITURE OF BENEFITS. All benefits not yet paid for which an Outside Director would be otherwise eligible under this Plan shall be forfeited in the event that the Bell Atlantic Board determines that any of the following circumstances has occurred:

     (a) the Outside Director has engaged in knowing and willful misconduct in connection with his or her service as a director; or

     (b) the Outside Director, without the consent of the Bell Atlantic Board, has at any time during the period from the last day he or she served as a director on a Participating Company Board (the "Director's Cessation of Service Date") to the second anniversary of such date, personally engaged in managing, planning, or advising in any manner whatever an activity which directly competes with any of the businesses in which a Bell Atlantic Company was engaged on the Director's Cessation of Service Date, or any business which was in the planning stage at a Bell Atlantic Company on such date. For the purposes of this paragraph, a "Bell Atlantic Company" means either (a) the one or more Operating Telephone Companies on the board of which the Outside Director served, in the case of an Outside Director who served on one or more Operating Telephone Company Boards but not the Bell Atlantic Board, or (b) Bell Atlantic or any Affiliated Company, in the case of an Outside Director who last served on the Bell Atlantic Board.

     3.5 FORM OF PAYMENT.

     (a) ELECTION OF FORM OF PAYMENT. In the absence of any written election by a Participant, such Participant's benefit shall be paid as a Normal Pension in the form of a life annuity commencing at the time stated in Section 3.2(a). The Participant may elect from among the alternative times and forms of benefit distribution as described under Sections 3.2(b) and (c), and 3.5(b). Any such election of the time and form of distribution shall be delivered in writing to the Plan Administrator at any time before, and not later than 30 days after the date on which the Outside Director retires from, or otherwise ceases to serve on, the Participating Company Board. In no event may a benefit commence less that 12 months following the date on which the Outside Director delivers his or her written election of the form and timing of distribution.

     (b) ALTERNATIVE FORMS OF BENEFIT DISTRIBUTION. Each Participant may, if he or she so elects, deliver either or both of two types of elections under the Plan, in the

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RETIREMENT PLAN - OUTSIDE DIRECTORS PAGE 4              RESTATED JANUARY 1, 1996
manner described in Section 3.5(a): (i) whether to receive his or her benefit, as described in Section 3.2, in lieu of a Normal Pension, in the form of a Deferred Pension (in the case of a Participant retiring as an Outside Director prior to attaining age 70), or an Early Pension (in the case of a Participant who retires as an Outside Director prior to age 65); and (ii) whether to receive his or her benefit, in lieu of a life annuity, in the form of either a joint and survivor annuity or a single-sum cash-out, as follows:

          (1) LIFE ANNUITY. This form of benefit shall consist of a series of quarterly payments to the Participant, commencing on the applicable date under Sections 3.5 (a) and 3.2, and continuing until his or her death. A life annuity is the default form of benefit in the absence of an alternative election by a Participant.

          (2) JOINT AND 50-PERCENT SURVIVOR ANNUITY FOR SPOUSE. This form of benefit shall consist of a series of quarterly payments to the Participant, commencing on the applicable date under Sections 3.5(a) and 3.2, and equal to 90 percent of the amount that would have been payable on that date to the Participant if the Participant had elected a benefit in the form of a life annuity, and continuing for the Participant's life, and, if the Participant is survived by the person who was his or her spouse on the last date he or she served as an Outside Director, a series of quarterly payments to said spouse for his or her life, commencing on the Participant's death, each such payment being in an amount equal to 50 percent of the quarterly amounts previously paid to the Participant. In the event that said spouse predeceases the Outside Director, or in the event of a divorce of said spouse and the former Outside Director, the benefit shall thereafter automatically be paid in the form of a life annuity, and the 10 percent reduction attributable to the election of the joint and survivor annuity shall thereafter cease to apply.

          (3) SINGLE-SUM CASH-OUT PAYMENT. This form of benefit shall consist of a single-sum payment in cash, in an amount determined with reference to the pension benefit that would be payable on the Normal Pension, Early Pension, or Deferred Pension benefit commencement date, whichever the Participant has elected, where such benefit is converted to a single-sum cash-out by utilizing
(i) the immediate annuity interest rate assumption published by the federal Pension Benefit Guaranty Corporation for the calendar month immediately preceding the month in which the Participant resigns or retires as an Outside Director, and (ii) unisex tables to determine the life expectancy of the Participant as of the date on which the cash-out is payable.

     (c) QUARTERLY PAYMENTS.  In the case of any annuity pursuant to Subsection
(b)(1) or (b)(2) above, the quarterly distribution shall be payable on the first business day of each calendar quarter during the prescribed payment period.

                 Article 4:  DEATH PRIOR TO COMMENCING BENEFITS

     4.1 DEATH OF DIRECTOR. If any Participant dies prior to the date on which his or her benefit distribution commences, then his or her Beneficiary shall be entitled to receive a death benefit. The death benefit shall be a single-sum cash-out, payable on the first business day of the calendar quarter next following the date of death (even if such death occurred prior to the Participant's attaining age 55), and shall be in an amount equal to the lump sum (if any) that would have been payable on such date (after taking account of any Early Pension reduction which may be applicable as described in Section 3.2(c)); provided, however, that, in the case of a death of such a Participant which occurs prior to age 55, the amount of the Early Pension (expressed as a single life annuity) shall be determined by using the lesser of (a) the

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RETIREMENT PLAN - OUTSIDE DIRECTORS PAGE 5              RESTATED JANUARY 1, 1996
six percent per annum reduction factor described in Section 3.2(c), or (b) the applicable actuarial reduction factor derived in the manner described in Attachment 1.

     4.2 DESIGNATION OF BENEFICIARY. Each Participant may designate from time to time, at any time not later than the benefit commencement date, any person or persons, natural or otherwise, as his or her Beneficiary or Beneficiaries to whom any death benefits which may be payable under Section 4.1 are to be paid. Each Beneficiary designation shall be made on a form prescribed by the Plan Administrator and shall be effective only when filed with the Corporate Secretary or Assistant Secretary of the Participating Company during the Participant's lifetime. Each Beneficiary designation filed with the Plan Administrator shall revoke all Beneficiary designations previously made by the Participant. Neither the appointment of a Beneficiary nor the revocation of a Beneficiary designation shall require the consent of any person.

                           Article 5:  ADMINISTRATION

     5.1 NO FUNDING OBLIGATION. Except as otherwise provided in this Section 5.1, the obligation of the Participating Companies to pay benefits under this Plan shall be unfunded and unsecured, and, in all events, any payments under this Plan shall be made solely from those assets of a Participating Company which would be available to satisfy the claims of the Participating Company's general creditors in the event of bankruptcy. The Treasurer of Bell Atlantic (a) may, in that officer's discretion, and (b) shall, if and when either (i) said Treasurer is directed to do so by a committee of officers of the Corporation chaired by the Chief Executive Officer, or (ii) there occurs a "Hostile Change of Control" as defined in the Bell Atlantic Senior Management Retirement Income Plan, cause Bell Atlantic and the Participating Companies to set aside assets, including, without limitation, assets which may be held under the Bell Atlantic Rabbi Trust Agreement, or to purchase annuity or life insurance contracts, and to apply such assets or the proceeds of such contracts to discharge all or part of the benefit obligations under this Plan.

     5.2 APPLICABLE LAW. This Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not superseded by federal law.

     5.3 ADMINISTRATION AND INTERPRETATION. The Assistant Vice President - Compensation and Benefits of Bell Atlantic Network Services, Inc., or the person to whom that individual delegates responsibility for administering this Plan (the "Plan Administrator"), shall have the authority and responsibility to administer and interpret this Plan. The day to day administration of the Plan shall be carried out by the Plan Administrator in cooperation with the Corporate Secretaries and Assistant Secretaries of BAC and each of the Operating Telephone Companies. Benefits due and owing to an Outside Director or Beneficiary under the Plan shall be paid when due without any requirement that a claim for benefits be filed. However, Outside Directors and Beneficiaries who have not received the benefits to which they feel entitled may file a written claim with the Plan Administrator, who shall act on the claim within thirty days. The Plan Administrator's action on any such claim may be appealed by the claimant to the Bell Atlantic Board, which is hereby empowered as a fiduciary with full discretion to interpret the Plan and apply its terms to the facts of the claimant's case. The decision of the Bell Atlantic Board, in the event of any such appeal, shall be final and binding to the full extent permitted under applicable law, unless and to the extent that a claimant subsequently proves an abuse of discretion.

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RETIREMENT PLAN - OUTSIDE DIRECTORS PAGE 6              RESTATED JANUARY 1, 1996

                                                                    ATTACHMENT 1
                    Reduction Factor for Single-Sum Cash-Out
                  In the Event of Death of an Outside Director
                                Prior to Age 55

       For computing death benefits pursuant to Section 4.1 of this Plan

For the designated beneficiary(ies) of an Outside Director who dies prior to commencing benefits under this Plan on a date prior to attaining age 55, the single-sum cash-out shall be determined in two steps: first, by determining the applicable Early Pension benefit amount (expressed as a single-life annuity), and, second, by determining the single-sum cash-out amount in accordance with
Section 3.5(b)(3).

The Early Pension benefit amount shall be based on an Early Pension reduction factor which shall be equal to the lesser of:

     (a) 0.06 (i.e. 6%) for each year (and 0.005 (i.e. 0.5%) for each month) by which the Outside Director's age on the date of death is less than age 65, or

     (b) the result of subtracting from 1.00 (i.e. 100%) the factor in the following table which corresponds to the years and months of age attained by an Outside Director on his or her date of death.

Completed
Years
of Age                           Months in Excess of Years
------------------------------------------------------------------------------------------
           0      1      2      3      4      5      6      7      8      9     10     11
20      0.022  0.022  0.022  0.023  0.023  0.023  0.023  0.023  0.023  0.023  0.024  0.024
21      0.024  0.024  0.024  0.025  0.025  0.025  0.025  0.025  0.025  0.025  0.026  0.026
22      0.026  0.026  0.026  0.026  0.027  0.027  0.027  0.027  0.027  0.027  0.028  0.028
23      0.028  0.028  0.028  0.028  0.029  0.029  0.029  0.029  0.029  0.030  0.030  0.030
24      0.030  0.030  0.031  0.031  0.031  0.031  0.031  0.032  0.032  0.032  0.032  0.032
25      0.033  0.033  0.033  0.033  0.033  0.033  0.034  0.034  0.034  0.034  0.035  0.035
26      0.035  0.035  0.036  0.036  0.036  0.036  0.037  0.037  0.037  0.037  0.037  0.038
27      0.038  0.038  0.038  0.039  0.039  0.039  0.039  0.040  0.040  0.040  0.040  0.041
28      0.041  0.041  0.042  0.042  0.042  0.042  0.043  0.043  0.043  0.043  0.044  0.044
29      0.044  0.045  0.045  0.045  0.045  0.046  0.046  0.046  0.047  0.047  0.047  0.048

30      0.048  0.048  0.048  0.049  0.049  0.049  0.050  0.050  0.050  0.051  0.051  0.051
31      0.052  0.052  0.052  0.053  0.053  0.053  0.054  0.054  0.055  0.055  0.055  0.056
32      0.056  0.056  0.057  0.057  0.057  0.058  0.058  0.059  0.059  0.059  0.060  0.060
33      0.060  0.061  0.061  0.062  0.062  0.063  0.063  0.063  0.064  0.064  0.065  0.065
34      0.065  0.066  0.066  0.067  0.067  0.068  0.068  0.069  0.069  0.069  0.070  0.070
35      0.071  0.071  0.072  0.072  0.073  0.073  0.074  0.074  0.075  0.075  0.076  0.076
36      0.077  0.077  0.078  0.078  0.079  0.079  0.080  0.080  0.081  0.081  0.082  0.082
37      0.083  0.083  0.084  0.085  0.085  0.086  0.086  0.087  0.087  0.088  0.089  0.089
38      0.090  0.090  0.091  0.092  0.092  0.093  0.093  0.094  0.095  0.095  0.096  0.097
39      0.097  0.098  0.099  0.099  0.100  0.101  0.101  0.102  0.103  0.103  0.104  0.105

40      0.105  0.106  0.107  0.108  0.108  0.109  0.110  0.111  0.111  0.112  0.113  0.113
41      0.114  0.115  0.116  0.117  0.117  0.118  0.119  0.120  0.121  0.121  0.122  0.123
42      0.124  0.125  0.126  0.127  0.127  0.128  0.129  0.130  0.131  0.132  0.133  0.134
43      0.134  0.135  0.136  0.137  0.138  0.139  0.140  0.141  0.142  0.143  0.144  0.145
44      0.146  0.147  0.148  0.149  0.150  0.151  0.152  0.153  0.154  0.155  0.156  0.157
45      0.159  0.160  0.161  0.162  0.163  0.164  0.165  0.167  0.168  0.169  0.170  0.171
46      0.172  0.174  0.175  0.176  0.177  0.179  0.180  0.181  0.182  0.184  0.185  0.186
47      0.187  0.189  0.190  0.191  0.193  0.194  0.196  0.197  0.198  0.200  0.201  0.202
48      0.204  0.205  0.207  0.208  0.210  0.211  0.213  0.214  0.216  0.217  0.219  0.220
49      0.222  0.224  0.225  0.227  0.229  0.230  0.232  0.234  0.235  0.237  0.239  0.240

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RETIREMENT PLAN              ATTACHMENT 1               RESTATED JANUARY 1, 1996

50        .24    .24    .24    .25    .25    .25    .25    .25    .25    .26    .26    .26
51        .26    .26    .26    .27    .27    .27    .27    .27    .27    .28    .28    .28
52        .28    .28    .29    .29    .29    .29    .30    .30    .30    .30    .31    .31
53        .31    .31    .32    .32    .32    .32    .33    .33    .33    .33    .34    .34
54        .34    .34    .35    .35    .35    .35    .36    .36    .36    .36    .37    .37
55        .37    .37    .38    .38    .38    .38    .39    .39    .39    .39    .40    .40
56        .40    .40    .41    .41    .41    .42    .42    .42    .43    .43    .43    .44
57        .44    .44    .45    .45    .45    .46    .46    .46    .47    .47    .47    .48
58        .48    .48    .49    .49    .50    .50    .51    .51    .51    .52    .52    .53
59        .53    .53    .54    .54    .55    .55    .56    .56    .56    .57    .57    .58
60        .58    .59    .59    .60    .60    .61    .62    .62    .63    .63    .64    .64
61        .65    .66    .66    .67    .67    .68    .69    .69    .70    .70    .71    .71
62        .72    .73    .73    .74    .75    .75    .76    .77    .77    .78    .79    .79
63        .80    .81    .82    .82    .83    .84    .85    .85    .86    .87    .88    .88
64        .89    .90    .91    .92    .93    .94    .95    .95    .96    .97    .98    .99
65        1.0


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RETIREMENT PLAN              ATTACHMENT 1               RESTATED JANUARY 1, 1996